Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the inclusion in this registration statement on Form S-3 of our report dated February 2, 2001, on our audits of the consolidated financial statements of GREAT SOUTHERN BANCORP, INC. We also consent to the reference to our firm under the caption "Experts."

                                              /s/ Baird, Kurtz & Dobson

Springfield, Missouri
April 16, 2001